Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 and any amendments thereto (the “Registration Statement”) of Sanchez Energy Corporation (File No. 001-35372) (“Sanchez”) of all references to our firm, and to the use and inclusion of our report, dated January 29, 2014 with respect to the estimates of reserves and future net revenues as of December 31, 2013 included in Sanchez’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2014 and our report dated May 9, 2014 with respect to estimates of reserves and future net revenues attributable to the Catarina assets as of December 31, 2013 included in Sanchez’s Current Report on Form 8-K, filed with the SEC on June 11, 2014.  We further consent to the reference to our firm as experts in the Registration Statement.

/s/ RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
June 11, 2014